Readington Holdings, Inc.

File No. 811-10055

Exhibit 77Q1(a)

RESTATED

CERTIFICATE OF INCORPORATION

OF

READINGTON HOLDINGS, INC.

Pursuant to N.J.S. 14A:9-5(4)

Dated:  November 19, 2002

The undersigned Corporation certifies that it has adopted the following restated certificate of incorporation:

ARTICLE I

Name

The name of the Corporation is Readington Holdings, Inc.

ARTICLE II

Current Registered Office and Agent

The address of the current registered office of the Corporation in the State of New Jersey is 820 Bear Tavern Road, West Trenton, NJ  08628.  The name of the Corporation's current registered agent at such address is Corporation Trust Company.

ARTICLE III

Purpose and Powers

The purpose or purposes for which the Corporation is formed is to act as a closed-end, management investment company under the federal Investment Company Act of 1940, as amended and in effect from time to time (the "Investment Company Act"), and to exercise and enjoy all powers, rights and privileges granted to, or conferred upon, corporations by the Business Corporation Act as the same exists or may hereafter be amended.  The Corporation shall elect to be treated as a regulated investment company (a "RIC"), as defined in Section 851 of the Internal Revenue Code of 1986, as amended (the "Code"), for U. S. federal income tax purposes and its fiscal year shall end on November 30.

ARTICLE IV

Capital Stock

(a)

Authorized Capital.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 624,626 shares, of which (i) 5,000 shares shall be shares of Class A Senior Stock, each such share having a par value of $1,000 (the aggregate par value of the Class A Senior Stock being $5 million), and (ii) 619,626 shall be shares of Class B Junior Stock, each such share having a par value of $1,000 (the aggregate par value of the Class B Junior Stock being $619,626,000).

The Board of Directors may not change the designations, rights, preferences, limitations, description, terms and number of shares in any class or series for which shares have theretofore been issued.

(b)

Class A Senior Stock.  The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Class A Senior Stock shall be governed by the following provisions:

(i)

Dividends.  The holders of the Class A Senior Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends on the Class A Senior Stock, at the rate of 6.596 percent of the par amount per annum on the basis of a year of 360 days (the "Base Rate"), payable monthly, plus such additional amount, being the excess, if any, of Income Available for Class A Dividends (as hereinafter defined) for such fiscal year over the amount required to pay dividends for such year at the Base Rate on the Class A Senior Stock, payable annually, and the holders of the Class A Senior Stock shall be entitled to no further dividends.

Dividends on the Class A Senior Stock at the Base Rate shall be cumulative from the date of issue of such shares and shall be payable monthly.  In addition, the Board of Directors shall, if it determines during any fiscal year that there will be Income Available for Class A Dividends for such fiscal year in excess of the amount required to pay dividends on the Class A Senior Stock at the Base Rate, declare and pay such amount effective at the end of such year.  None of the foregoing provisions with respect to the declaration and payment of excess Income Available for Class A Dividends over the Base Rate shall be construed to increase the Base Rate (which shall be the amount stated in the preceding paragraph).  The excess dividend portion of the Class A Senior Stock dividend will be deemed to have been paid to the holders of the Class A Senior Stock to the extent of any consent dividend, within the meaning of Section 565 of the Code, declared by the Board of Directors in favor of the holders of the Class A Senior Stock.

The term "Income Available for Class A Dividends" shall mean an amount equal to the investment company taxable income of the Corporation determined in accordance with Section 852(a)(1) of the Code or any similar successor provision for the fiscal year, as determined by or at the direction of the Board of Directors, in excess of $41,507,000.

The holders of the Class B Junior Stock shall not be entitled to receive any dividends until after (a) all accumulated dividends on the Class A Senior Stock shall have been fully paid or set apart for payment, whether or not earned or declared, (b) all Base Rate dividends on the Class A Senior Stock for the current and all preceding dividend periods shall have been paid or set apart for payment, and (c) all other previously declared dividends on the Class A Senior Stock for the current and all preceding dividend periods of the current fiscal year shall have been paid or set apart for payment.

(ii)

Liquidation.  On any voluntary or involuntary liquidation or dissolution of the Corporation, before any distribution may be made to the holders of shares of any other class of stock, and after the payment of all debts, the holders of the Class A Senior Stock shall be entitled to receive $10,000,000 plus an amount equal to all unpaid accumulated dividends on the Class A Senior Stock (the "Priority Distribution"), whether or not earned or declared, before anything shall be paid to or on account of the Class B Junior Stock.  All remaining cash or assets in excess of the Priority Distribution will be distributed to the holders of the Class B Junior Stock without limitation.

(iii)

Conversion.  The holders of shares of Class A Senior Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

(iv)

Redemption.  Holders of Class A Senior Stock shall have no redemption or preemptive rights and are not liable for calls or assessments.

(v)

Asset Coverage.  Immediately after the issuance of the Class A Senior Stock, such Class A Senior Stock must have an asset coverage (as defined in Section 18(h) of the Investment Company Act) of at least 200 percent and no declaration of any dividend, or of any other distribution, on the Class B Junior Stock or any purchase or redemption of Class B Junior Stock will be permitted, unless in every such case the Class A Senior Stock has at the time of the declaration of any dividend or distribution or at the time of such purchase an asset coverage of at least 200 per cent after deducting the amount of such dividend, distribution or purchase or redemption price as the case may be.

(c)

Class B Junior Stock.  The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Class B Junior Stock shall be governed by the following provisions:

(i)

Dividends.  After (a) all accumulated dividends on the Class A Senior Stock shall have been fully paid or set apart for payment, whether or not earned or declared, (b) all Base Rate dividends on the Class A Senior Stock for the current and all preceding dividend periods shall have been paid or set apart for payment, and (c) all other previously declared dividends on the Class A Senior Stock for the current and all preceding dividend periods of the current fiscal year shall have been paid or set apart for payment, the holders of the Class B Junior Stock shall be entitled to receive dividends, if, as and when such dividends shall be declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends.

(ii)

Liquidation.  On any voluntary or involuntary liquidation or dissolution of the Corporation, the holders of the Class B Junior Stock shall not be entitled to any payment or distribution until the amount to which the holders of the Class A Senior Stock are entitled on such event has been paid or set apart for them.  Thereafter, the holders of the Class B Junior Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders without limitation.

(iii)

Conversion.  The holders of shares of Class B Junior Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

(iv)

Redemption.  Holders of Class B Junior Stock shall have no redemption or preemptive rights and are not liable for calls or assessments.

(d)

Voting Rights

(i)

Number of Votes.  Each share of Class A Senior Stock and each share of Class B Junior Stock will have one vote.  The Class A Senior Stock and the Class B Junior Stock will vote together as a single class on all matters except as provided in paragraph (ii) below and in Article V.

(ii)

Special Class A Senior Stock Voting Rights.  In addition to any separate voting rights provided by the Business Corporation Act, approval of a majority vote of the outstanding shares of Class A Senior Stock, each share having one vote, voting as a class, is required of (A) any plan of reorganization adversely affecting the Class A Senior Stock or (B) any action requiring a vote of security holders as specified in Section 13(a) of the Investment Company Act.

(a)

Subdivison of Shares

The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of Class A Senior Stock unless the outstanding shares of Class B Junior Stock shall be proportionately subdivided or combined.

The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of Class B Junior Stock unless the outstanding shares of Class A Senior Stock shall be proportionately subdivided or combined.

ARTICLE V

Directors

(a)

Elections of directors of the Corporation need not be by written ballot, except to the extent provided in the By-laws of the Corporation.

(b)

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct, gross negligence or reckless disregard of the duties involved in the conduct of such director’s office, (iii) for a knowing violation of law, or (iv) for any transaction from which such director derived an improper personal benefit.

(c)

The number of directors constituting the Corporation’s board of directors shall not be less than three directors nor more than 260 directors, with the actual number to be determined in the manner prescribed in the by-laws.  Two of the directors will be elected by a majority vote of the outstanding shares of the Class A Senior Stock, each share having one vote, voting as a separate class.  The remaining directors will, except as provided below, be elected by a majority vote of the outstanding shares of the Class A Senior Stock and the Class B Junior Stock voting together as a single class.  If at any time the dividends on the Class A Senior Stock shall be unpaid in an amount equal to two full years’ dividends on such Class A Senior Stock, the holders of the Class A Senior Stock shall have the right, voting as a class, to elect the smallest number of directors that will constitute a majority of the authorized number of directors, until such time as all dividends in arrears shall have been paid or otherwise provided for.  At such time as all dividends accrued on the outstanding Class A Senior Stock have been paid or declared and set apart for payment, the rights of the holders of Class A Senior Stock to elect a majority of the directors shall cease, subject to renewal from time to time upon the same terms and conditions.

(d)

The two directors elected by a majority vote of the outstanding shares of the Class A Senior Stock, voting as a separate class, shall each have one vote at meetings of the Board of Directors.  Except as provided below, each of the remaining directors holding office shall have such number of votes at meetings of the Board of Directors as will make the percentage achieved by dividing (I) the aggregate number of votes of all directors holding office that were elected by a majority vote of the outstanding shares of the Class A Senior Stock and the Class B Junior stock voting together as a single class by (II) the aggregate number of votes of all directors holding office, equal to the percentage achieved by dividing (I) the paid-in capital of the Class B Junior Stock by (II) the aggregate paid-in capital of the Class A Senior Stock and Class B Junior Stock; provided, however, that each of the remaining directors holding office shall at all times have at least one vote each at meetings of the Board of Directors.  Whenever, and only for so long as, the holders of the Class A Senior Stock have the right, voting as a class, to elect the smallest number of directors that will constitute a majority of the authorized number of directors, all directors will have one vote each at meetings of the Board of Directors.

(e)

The current Board of Directors consists of three persons whose names and addresses are as follows:

Caroline Dorsa

c/o Readington Holdings, Inc.

One Merck Drive

Whitehouse Station, New Jersey  08889

Jon Filderman

c/o Readington Holdings, Inc.

One Merck Drive

Whitehouse Station, New Jersey  08889

Robert E. Underwood

c/o Readington Holdings, Inc.

One Merck Drive

Whitehouse Station, New Jersey  08889

ARTICLE VI

Indemnification of Directors, Officers and Others

(a)

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person did not (i) breach any duty of loyalty to the Corporation or its stockholders, (ii) act with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (iii) commit a knowing violation of law or (iv) derive an improper personal benefit from any transaction that is the subject of such action, suit or proceeding.  The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification (i) breached any duty of loyalty to the Corporation or its stockholders, (ii) acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (iii) committed a knowing violation of law or (iv) derived an improper personal benefit from any transaction that is the subject of such action, suit or proceeding.

(b)

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that such person was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided that such person did not (i) breach any duty of loyalty to the Corporation or its stockholders, (ii) act with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (iii) commit a knowing violation of law or (iv) derive an improper personal benefit from any transaction that is the subject of such action, suit or proceeding, and provided further that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper.

(c)

Any indemnification under Sections (a) and (b) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections (a) and (b).  Such determinations shall be made by (1) the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

(d)

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.  Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

(e)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(f)

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 14A:3-5 of the Business Corporation Act.

(g)

For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of the such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(h)

For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or other agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

(i)

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

By-laws

The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.

ARTICLE VIII

Amendments

Subject to Section (d)(ii) of Article IV, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned Corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

By: _/s/ ________________

       Name: Robert E. Underwood

       Title:  President

AMENDED AND RESTATED

BY-LAWS

OF

READINGTON HOLDINGS, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.

Registered Office.  The Corporation shall maintain a registered office within the State of New Jersey and shall have a registered agent whose business office is identical with such registered office.

Section 2.

Other Offices.  The Corporation may also have offices at such other places both within and without the State of New Jersey as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.

Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of New Jersey as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.

Annual Meetings.  The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect the directors of the Corporation and transact such other business as may properly be brought before the meeting.  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 3.

Special Meetings.  Unless otherwise prescribed by law or by the Restated Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by the President, a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the relevant class of capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4.

Quorum.  Except as otherwise provided by law or by the Restated Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter.  Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.   If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5.

Voting.  Unless otherwise required by law, the Restated Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the relevant class of stock represented and entitled to vote thereat.  Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the relevant class of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after eleven months from its date, unless such proxy provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6.

Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Restated Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the relevant class of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, except that in the case of any action to be taken pursuant to Chapter 10 of the New Jersey Business Corporation Act, such action may be taken without a meeting only if all stockholders consent thereto in writing and the corporation provides to all other stockholders advance notification.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 7.

List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock transfer books of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order within each class, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The list shall be produced and kept on display at the time and place of the meeting for a reasonable period of time, and may be inspected by any stockholder of the Corporation who is present.

Section 8.

Transfer Book.  The transfer book of the Corporation shall be prima facie evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

DIRECTORS

Section 1.

Number and Election of Directors.  The number of directors constituting the current board of directors of the Corporation is five.  Subject to any provisions contained in the Restated Certificate, the Board of Directors may from time to time fix the number of directors.  Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at annual or special meetings of stockholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.  Whenever the holders of any class or series of stock are entitled to elect one or more directors by the Restated Certificate of Incorporation, the provisions of the preceding sentence shall apply to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.  Any director may resign at any time upon written notice to the Corporation.  Any director may be removed at any stockholders meeting, provided a quorum is present, by the vote of the majority of shares present or represented at the meeting.  Whenever the holders of any class or series of stock are entitled to elect one or more directors by the Restated Certificate of Incorporation, the provisions of the preceding sentence shall apply in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.  Directors need not be stockholders.

Section 2.

Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; provided that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.  The directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal; provided, however, that a vacancy may not be so filled by action of the directors then in office unless, immediately after any vacancy is so filled, at least two-thirds of the directors then holding office shall have been elected to such office by the shareholders of the relevant class at an annual or a special meeting duly called for that purpose; and provided, further, that if at any time less than a majority of the directors holding office at that time were elected by the shareholders of the relevant class at an annual or special meeting duly called for that purpose, the President of the Corporation shall forthwith cause to be held as promptly as possible, and in any event within 60 days, a meeting of such shareholders of the relevant class for the purpose of electing directors to fill any vacancies which such shareholders are entitled to fill.

Section 3.

Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4.

Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any directors.  Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.

Quorum.  Except as may be otherwise specifically provided by law, the Restated Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, the participation of directors with a majority of the votes of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the votes of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act of 1940, as amended, and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the directors who are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the Corporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.

Actions of Board.  Unless otherwise provided by the Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7.

Meetings by Means of Conference Telephone.  Unless otherwise provided by the Restated Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8.

Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9.

Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10.

Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 11.

Investment Policies.   It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation, as such investment policies and restrictions may be amended from time to time.  The Board, however, may delegate the duty of management of the assets and the administration of its day to day operations to an individual or corporate management company and/or investment adviser pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors and/or stockholders of the Corporation in accordance with the provisions of the Investment Company Act of 1940, as amended.

ARTICLE IV

OFFICERS

Section 1.

General.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer.  The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Executive Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Restated Certificate of Incorporation or these By-Laws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.

Election.  The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.

Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.

Chairman of the Board of Directors.  The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors.  He shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.  During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President.  The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5.

President.  The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President.  In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors.  If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.  The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 6.

Vice Presidents.  At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.  If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7.

Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8.

Treasurer.  The Treasurer shall have the custody of the corporate funds and securities, except those which the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation.  The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9.

Assistant Secretaries.  Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10.

Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11.

Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1.

Form of Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2.

Signatures.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.

Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.

Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.  The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 5.

Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.

Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1.

Notices.  Whenever written notice is required by law, the Restated Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by telegram, telex or cable.

Section 2.

Waivers of Notice.  Whenever any notice is required by law, the Restated Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 1.

Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.

Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.

Fiscal Year.  The fiscal year of the Corporation is set forth in Article III of the Restated Certificate of Incorporation of the Corporation.

Section 4.

Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, New Jersey”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1.

Indemnification.   The Corporation shall indemnify each officer and director of the Corporation to extent set forth in Article VI of the Restated Certificate of Incorporation of the Corporation.

ARTICLE IX

VALUATION OF ASSETS

Section 1.

Valuation of Assets.  The Board of Directors may authorize any entity or person to value the assets of the Corporation, and may establish procedures for the valuation of such assets.

ARTICLE X

AMENDMENTS

Section 1.

Amendments.  These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors.

Section 2.

Majority.  If a director has more than one vote as provided in the Restated Certificate or these By-Laws, any reference in these By-Laws to the vote or act of a majority of the Board of Directors, of the directors, or of the entire board, or similar language, means the vote or act of directors who are entitled to cast a majority of the votes.

Exhibit 77Q1(b)

READINGTON HOLDINGS, INC.

INVESTMENT GUIDELINES (as of November 2002)

In addition to the Dividend Receipts and the Swap Agreements, the assets of the Company may be invested in the following obligations (each a "New Investment"), subject to the “Additional Limitations” specified below:

•

obligations issued by the U.S. Treasury, or guaranteed by the U.S. Government;

•

obligations issued or guaranteed by U.S. Federal Agencies (including without limitation, the Federal Home Loan Banks, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Farm Credit Banks and the Government National Mortgage Association);

•

commercial paper;

•

certificate of deposit issued by commercial banks;

•

repurchase agreements fully collateralized by U.S. Government and/or U.S. Federal Agency securities with a maximum maturity of seven days (provided that the market value of the collateral securities, when marked to market, must be equal to or greater than 102% of the face value of the repurchase agreement);

•

corporate bonds and notes, and medium-term notes; and

•

money market mutual funds.

Additional Limitations

Prohibited Investments

New Investments may not include:

•

obligations issued by Merrill Lynch & Co., Inc., JP Morgan Chase & Co., Citigroup, Inc., or any of their respective affiliates;

•

equity securities (including preferred stock) other than shares of money market mutual funds; or

•

obligations denominated in any currency other than US dollars.

Rating Requirements

•

The minimum short-term debt rating of money market instruments or other instruments with an original maturity of less than one year is First Tier, as defined in Rule 2a-7 under the 1940 Act.

•

The minimum long-term deposit rating for banks issuing certificates of deposit is “AA” by at least two Nationally Recognized Statistical Rating Organizations (“NRSROS”).

•

The minimum long-term debt rating for all other instruments (other than obligations issued or guaranteed by the U.S. Treasury, the U.S. Government or U.S. Federal Agencies) is “A” by at least two NRSROS.

•

The average credit rating of the assets of the Company, including the Dividend Receipts (other than the Dividend Receipts which relate to the Underlying Shares of the Institutional Funds), will at all times be at least “AA”.  The average credit rating will be calculated in accordance with procedures outlined in Schedule 1. The credit ratings of the Dividend Receipts shall be assumed to be the credit rating of the underlying Money Market Funds.

Maximum Maturity

The maximum remaining term to maturity (on of the date of acquisition) of any individual New Investment may not exceed 13 months.

Portfolio Average Duration

The average effective duration of all New Investments in aggregate may not exceed 90 days.

Issuer Concentration Limitation

•

The market value of the Company's investments in the securities of any one issuer, other than obligations issued or guaranteed by the U.S. Treasury, the U.S. Government or U.S. Federal Agencies, and investments in other regulated investment companies, may not exceed 3% of the aggregate market value of the Company's total assets.

•

The Company's investments in any one issuer may not constitute more than 10% of the outstanding voting securities of such issuer.

Repurchase Agreement Limitations

•

New Investments may include repurchase agreements as long as the aggregate market value of the Dividend Receipts and New Investments, other than repurchase agreements, constitutes at least 50% of the aggregate market value of the Company's assets.

•

Repurchase agreements with any one counterparty (together with any investments in securities of such counterparty) do not exceed 10% of the aggregate market value of the New Investments.

Other Limitations

In addition, to maintain its qualification as a RIC under the Code, the Company will make New Investments in a manner that ensures that substantially all of the Company's income is investment-related.

Exhibit 77Q1(e)

[Investment advisory agreement with Munder Capital Management]

INVESTMENT ADVISORY AGREEMENT

AGREEMENT, made this 20th day of November 2002, between the Readington Holdings, Inc. (“Company”) and Munder Capital Management (“Advisor”).

WHEREAS, the Company is a New Jersey corporation authorized to issue shares and is registered on Form N-2 as a closed-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, the Advisor is a Delaware partnership that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, the Company wishes to retain the Advisor to render investment advisory services to the Company, and the Advisor is willing to furnish such services to the Company; and

WHEREAS, the Company has advised the Advisor that the Advisor appointment to serve as investment advisor to the Company has been approved by the Board of the Company and its shareholders in accordance with all relevant requirements of the 1940 Act.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Company and the Advisor as follows:

1.

Appointment

(a)

The Company hereby appoints the Advisor to act as investment advisor to the Company for the periods and on the terms set forth herein.  The Advisor accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

(b)

In the event that the Company establishes one or more classes of shares other than the classes of shares for the Company listed on Schedule A attached hereto, it shall notify the Advisor in writing.

2.

Services as Investment Advisor

(a)

Subject to the supervision and direction of the Board of Directors of the Company, the Advisor will (i) provide investment advisory services for the Company in accordance with the Company’s investment objective, policies and restrictions as stated the Registration Statement relating to the Company under the 1940 Act filed with the Securities and Exchange Commission (“SEC”), as they may be amended from time to time; (ii) make investment decisions for the Company; (iii) oversee the placement of purchase and sale orders on behalf of the Company, except specifically with respect to certain Swap Agreements and Dividend Receipts currently held by the Company, as described more fully below; (iv) employ professional portfolio managers and securities analysts to provide research services to the Company; (v) maintain books and records with respect to the Company’s securities transactions; and (vi) provide periodic and special reports to the Board of Directors of the Company, as requested.

(b)

All activities of the Advisor under this Agreement will be subject to the policies of, review by and overall control of the Board of Directors of the Company.  Specifically with regards to the Swap Agreements and Dividend Receipts currently held in the Company’s portfolio, the Advisor will not have discretionary authority with respect to the modification, sale, termination or other disposition of those instruments except as directed by the Board of Directors of the Company.  As a condition of the retention of Advisor to serve as investment advisor to the Company, the Advisor will follow instructions or directions given to the Adviser from time to time by the Board of Directors of the Company in respect to the management of the Swap Agreements and Dividend Receipts currently held in the portfolio of the Company.

(c)

The Advisor shall not be responsible for the management and/or the administration of the Company necessary for its operation.  Those responsibilities shall be within the control of the Board of Directors of the Company or one or more administrators selected by the Board of Directors to provide such services to the Company.

(d)

In providing services to the Company under this Agreement, the Advisor will furnish the Company with ongoing research, analysis, advice and judgments regarding individual investments, general economic conditions and trends and long-range investment policy.  In addition, the Advisor will furnish the Company with whatever statistical information the Company may reasonably request with respect to the securities that the Company may hold or contemplate purchasing.

(e)

The Advisor further agrees that, in performing its duties hereunder, it will:

(i)

comply with the 1940 Act and all rules and regulations thereunder and under the Advisers Act, the Internal Revenue Code of 1986, as amended (“Code”), and all other applicable federal and state law and regulations, and with any applicable procedures adopted by the Board of Directors and provided to the Advisor;

(ii)

use reasonable efforts to advise the Company so that the Company will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

(iii)

maintain books and records with respect to each Company’s securities transactions, render to the Board of Directors of the Company such monthly and special reports as the Board may reasonably request, and keep the Directors informed of all developments that materially affect the portion of the Company’s portfolio over which the Advisor has discretionary authority;

(iv)

make available to the Company’s administrator and the Company, promptly upon their request, such copies of its investment records and ledgers with respect to the Company as may be required to assist the administrator and the Company in their compliance with applicable laws and regulations.  The Advisor will furnish the Board of Directors with such periodic and special reports regarding the Company as they may reasonably request;

(v)

promptly notify the Company in the event that the Advisor or any of its affiliates becomes aware that it is subject to a statutory disqualification that prevents the Advisor from serving as investment advisor pursuant to this Agreement.  The Advisor further agrees to notify the Company immediately of any material fact known to the Advisor respecting or relating to the Advisor that is not contained in the Company’s Registration Statement regarding the Company, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement respecting or relating to the Advisor contained therein that becomes untrue in any material respect.

(vi)

make decisions for the Company as to the manner in which voting rights, rights to consent to corporate actions and any other similar rights pertaining to the Company’s portfolios securities shall be exercised, subject at all times to any determinations regarding such matters made by the Board of Directors of the Company and communicated in writing to the Advisor.

(f)

In carrying out its responsibilities hereunder, the Advisor may employ, retain or otherwise avail itself of the services of other persons or entities including, without limitation, affiliates of the Advisor, on such terms as the Advisor shall determine to be necessary, desirable or appropriate.  The employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Advisor under this Agreement and the Advisor shall be responsible for all acts and omissions of such persons or entities, in connection with the performance of the Advisor’s duties hereunder.

3.

Documents

The Company has delivered properly certified or authenticated copies of each of the following documents to the Advisor and will deliver to it all future amendments and supplements thereto, if any:

(a)

certified resolutions of the Board of Directors of the Company authorizing the appointment of the Advisor, the approval of the Advisor by the Board and the shareholders of the Company in compliance with the relevant provisions of the 1940 Act and the shareholders and Board’s approval of the form of this Agreement;

(b)

the Company’s current Registration Statement on Form N-2 describing the Company as filed with the SEC and any and all amendments and supplements thereto;

(c)

all exhibits, powers of attorneys, certificates and any and all other documents relating to, or filed in connection with, the Registration Statement described above;

(d)

the Company’s articles of incorporation and by-laws as in effect on the date of this Agreement, and as amended from time to time;

(e)

the Company’s Notification of Registration under the 1940 Act;

(f)

the Company’s most recent financial statements or reports prepared for the Company by its independent auditors and a copy of the most recent financial statements made by the Company for distribution to its shareholders or to any governmental body;

(g)

the Company’s Code of Ethics, all policies and procedures adopted by the Company, all exemptive orders granted by the SEC or any no-action relief obtained by the Company or the Company’s prior investment manager for the benefit of the Company, and any other procedures or compliance checklists that may affect the duties of the Advisor with respect to the Company; and

(h)

any other documents. materials or information that the Advisor may reasonably request in order to enable it to perform its duties under this Agreement.

4.

Brokerage

(a)  The Advisor  agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of a Company, the Advisor may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Advisor determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Advisor with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act).  In no instance will portfolio securities be purchased from or sold to the Advisor, or any affiliated person thereof, except in accordance with the federal securities laws and the rule and regulations thereunder.

(b)

On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of the Company, as well as other clients of the Advisor, the Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner the Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Company and to its other clients.

(c)

In addition to the foregoing, the Advisor agrees that orders with broker-dealers for the purchase or sale of portfolio securities by the Company shall be placed only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that the Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Advisor determines in good faith that such amount was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of the Advisor.  However, the Company shall have the specific right to direct the placement of any securities transactions in the Company, provided that the Advisor is given such direction in writing.

5.

Records

The Advisor agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Advisor with respect to the Company by the 1940 Act.  The Advisor further agrees that all records that it maintains for the Company are the property of the Company and it will promptly surrender any of such records upon request; provided, however, the Advisor may retain copies of the such records as it deems advisable.  Such records may be electronic.

6.

Standard of Care and Indemnification

(a)

The Advisor shall exercise its reasonable business judgment in rendering the services under this Agreement.  The Advisor shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Company or a shareholder of the Company in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Advisor against any liability to the Company or to its shareholders to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Advisor’s reckless disregard of its obligations and duties under this Agreement (“disabling conduct”).  As used in this Section 6, the term “Advisor” shall include any officers, directors, employees, or other affiliates of the Advisor performing services with respect to the Company.

(b)

The Company shall indemnify the Advisor against, and hold harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amount paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Advisor.  In particular, the Company shall indemnify the Advisor and hold the Advisor harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amount paid in satisfaction of judgments, in compromise or as fines or penalties relating to any instructions or directions provided by the Board of Directors of the Company regarding the management of the Swap Agreements and Dividend Receipts currently held by the Company.  The Advisor shall be entitled to advances from the Company for payment of reasonable expenses incurred in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law.

7.

Compensation

In consideration of the services rendered pursuant to this Agreement, the Company agrees to pay, and the Advisor agrees to accept, as full compensation for all investment advisory services furnished or provided to the Company an investment advisory fee on the average daily asset value of New Investments of the Company computed at an annual percentage rates specified in Exhibit A of this Agreement and commencing on the day this Agreement was entered into.  The average daily value of the New Investments (as defined in Exhibit A) shall be calculated in accordance with procedures established by the Board of Directors, but shall at all times include all proceeds from the disposition or sale of any and all holdings of the Company existing at the time this Agreement was entered into.  The advisory fee shall be accrued daily by the Company and paid to the Advisor at the end of each calendar month.  If this Agreement becomes effective or terminates before the end of any month, the investment advisory fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs.

8.

Expenses

The Advisor will bear all expenses in connection with the performance of its services under this Agreement, but shall be reimbursed by the Company for any extraordinary out of pocket expenses.  The Company will bear certain other expenses incurred in its operation, including but not limited to the following:  taxes, interest, brokerage fees and commissions, if any, fees of Directors of the Company who are not officers, directors or employees of the Advisor; SEC fees and state blue sky fees; charges of administrators, fund accounting agents, custodians, transfer agents, dividend disbursing agents and pricing services used by the Company; the Company’s proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Company’s existence; costs attributable to investor services, including, without limitation, telephone and personal expenses; charges of an independent pricing service, costs of preparing and printing proxy statements and amendments to its Registration Statement for regulatory purposes and for distribution to existing shareholders; costs of shareholders’ reports and meetings of the shareholders of the Company and of the officers of Board of Directors of the Company; and any extraordinary expenses.

9.

Services to Other Companies or Accounts

The Advisor shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Company in any way, or in any way be deemed an agent for the Company.  It is expressly understood and agreed that the investment advisory services of the Advisor to the Company under this Agreement are not to be deemed exclusive, and the Advisor, or any affiliate thereof, shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar to those of a Company) and to engage in activities so long as its services hereunder are not impaired thereby.

10.

Representations of the Adviser.

The Adviser represents, warrants, and agrees as follows:

(a)

The Advisor:  (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Company of the occurrence of any event that would disqualify the Advisor  from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

(b)

The Advisor has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Company with a copy of such code of ethics.

(c)

The Advisor has provided the Company with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Company.

11.

Representations of Company.

The Company represents, warrants, and agrees as follows:

(a)

The Company:  (i) is registered as a closed end management investment company under the 1940 Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act from entering into this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any and all applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, pertaining to it as a registered closed-end management company; (iv) has the authority to enter into this Agreement; (v) will immediately notify the Advisor of the occurrence of any event that would disqualify the Company from being registered as a closed-end management investment company under the 1940 Act or otherwise; (vi) will immediately notify the Advisor of any requests for exemptive relief filed with the SEC for any reason; and (vii) will immediately notify the Adviser of any reason it or any service provider of the Company believes that the Company may not be in full compliance with federal or state securities laws or the Company’s investment objectives, policies or restrictions.

(b)

The Adviser’s interpretation of any investment parameters or restrictions or limitations relating to the Company’s investments, as described in the Company’s registration statement or as defined by SEC rule, shall be controlling.  The Company shall give prior written notice to the Adviser of any proposed changes to the investment parameters or restrictions or limitations relating to the Company’s investments.

12.

Duration and Termination.

This Agreement shall become effective on the date of this Agreement provided that with respect to the Company, this Agreement shall not take effect unless it has been approved (a) by a vote of a majority of the Board of Directors of the Company, including a majority of those Directors who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval and (b) by vote of a majority of the Company’s outstanding voting securities and shall continue in effect with respect to the Company, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Directors of the Company or (ii) a vote of a “majority” (as defined in the 1940 Act) of the Company’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.  This Agreement is terminable with respect to the Company, without penalty, on sixty (60) days’ written notice by the Board of Directors of the Company or by vote of the holders of a “majority” (as defined in the 1940 Act) of the outstanding voting securities of the Company or upon ninety (90) days’ written notice by the Advisor.  This Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

13.

Amendment.

No provision of this Agreement may be changed, waived or discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Company, and (ii) a majority of the Directors of the Company, including a majority of Directors who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

14.

Miscellaneous

(a)

This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

(b)

Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

(c)

This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

(d)

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of New Jersey.

(e)

If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person circumstance, other than these as to which it so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

(f)

Notices of any kind to be given to the Advisor by the Company shall be in writing and shall be duly given if mailed or delivered to the Advisor, attention Ms. Sharon Fayolle, 480 Pierce Street, Birmingham, Michigan 48009, or at such other address or to such individual as shall be specified by the Advisor to the Company.  Notices of any kind to be given to the Company by the Advisor shall be in writing and shall be duly given if mailed or delivered to the Company, attention Mr. Robert E. Underwood, President, WS 3F-5, One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey, 08889, or at such the address to such individual as shall be specified by the Company to the Advisor.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

READINGTON HOLDINGS, INC.

By: /s/ Robert Underwood

Robert Underwood, President

MUNDER CAPITAL MANAGEMENT

By: /s/ Sharon E. Fayolle

Vice President, Director of Cash Management

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EXHIBIT A

SCHEDULE OF INVESTMENT ADVISORY FEE CALCULATION

The Company shall pay the Advisor an Investment Advisory Fee at an annual percentage of the Company’s “New Investments”* as described below:

New Investments*

Percentage

$0-$50 Million

0.20%

$50-$100 Million

0.15%

$100-$250 Million

0.10%

> $250 Million

0.08%

*  As defined in the Registration Statement, but including in particular the proceeds of any sale or other disposition of the Swap Agreements and Dividend Receipts held by the Company at the time this agreement was entered into.

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